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                                                                   EXHIBIT 10.01


                        SIXTH AMENDMENT TO LOAN AGREEMENT


         THIS SIXTH AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of August 24, 2005, is by and among Steelcase SAS, a Societe par Actions Simplifiee organized and existing under the laws of the Republic of France (the "Borrower"), Steelcase Inc., a Michigan corporation (the "Guarantor"), and Societe Generale, a bank organized and existing under the laws of the Republic of France, acting through its Chicago Branch (the "Lender").

         WHEREAS, the Borrower, the Guarantor and the Lender are parties to that certain Loan Agreement dated as of April 9, 1999, as amended by that certain First Amendment to Loan Agreement dated as of June 15, 2001, as further amended by that certain Second Amendment to Loan Agreement dated as of November 9, 2001, as further amended by that certain Third Amendment to Loan Agreement dated as of November 5, 2002, as further amended by that certain Fourth Amendment to Loan Agreement and Waiver dated as of April 17, 2003 and as further amended by that certain Fifth Amendment to Loan Agreement dated as of August 7, 2003 (the "Fifth Amendment") (as such Loan Agreement is further amended hereby and as it may be, from time to time hereafter, amended, restated, supplemented or otherwise modified and in effect, the "Loan Agreement"), pursuant to which the Lender has made certain loans to the Borrower;

         WHEREAS, the Guarantor has entered into a Credit Agreement (the "New Credit Agreement") dated as of July 26, 2005 with JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and BNP Paribas, as co-syndication agents, Fifth Third Bank and Societe Generale, as co-documentation agents and the financial institutions (including the Lender) party thereto; and

         WHEREAS, the parties hereto wish to conform the financial covenants in
Section 10.2 of the Loan Agreement with the analogous provisions of the New Credit Agreement and to make certain other conforming changes.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

         1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. Amendment of Loan Agreement. The Loan Agreement is hereby amended as follows:

                  (a) Section 1 - "Adjusted EBITDA". The definition of "Adjusted EBITDA" in Section 1 is hereby amended by deleting the definition in its entirety and replacing such definition with the following:

         (i) 'Adjusted EBITDA' means, with respect to the Guarantor and its consolidated Subsidiaries (including for this purpose any consolidated Owned Dealer Affiliate, all as determined in accordance with GAAP):


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                  (a)      EBITDA,

         minus    (b)      any extraordinary or unusual gains or non-recurring
                  gains (including any restructuring gains, all such non-recurring gains to be determined by the Guarantor in a manner consistent with the Guarantor's consolidated financial statements for the fiscal year ending February 25, 2005) to the extent added in computing such EBITDA (or plus any extraordinary or unusual non-cash losses or charges or non-recurring non-cash losses or charges (other than any such non-cash loss or charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), including any non-cash restructuring losses or charges, all such non-recurring non-cash losses or charges to be determined by the Guarantor in a manner consistent with the Guarantor's consolidated financial statements for the fiscal year ending February 25, 2005) to the extent deducted in computing such EBITDA),

         plus     (c)      any loss or charge on the sale of the Guarantor's
                  lease portfolio,


         plus     (d)      any non-cash impairments to fixed assets or goodwill
                           or other intangible assets to the extent deducted in computing such EBITDA and such fixed assets or goodwill or other intangible assets are identified on the Guarantor's consolidated balance sheet for the fiscal year ending February 25, 2005,

         plus     (e)      cash charges not to exceed $20,000,000 on the
                           disposition of the Guarantor's Grand Rapids campus or otherwise in connection with the consolidation of the Guarantor's Grand Rapids operations.

         Notwithstanding anything herein, in any financial statements of the Guarantor or in GAAP to the contrary, for purposes of calculating and determining Adjusted EBITDA for any fiscal quarter of the Guarantor, any acquisition made by the Guarantor or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the period for which such Adjusted EBITDA was calculated may, at the Guarantor's option, be deemed to have occurred on the first day of the relevant period for which such Adjusted EBITDA was calculated on a pro forma basis acceptable to the Lender, but without giving effect to any projected synergies resulting from such acquisition.

                  (b)      Section 1 - "Debt". The definition of "Debt" in
Section 1 is hereby amended by adding the following proviso to the end of such definition:

                           ; provided that, in the case of the Guarantor or any of its Subsidiaries, "Debt" shall not include intercompany indebtedness or obligations (i) of the Guarantor owing to any of its Subsidiaries, (ii) of any Subsidiary of the Guarantor owing to the Guarantor or (iii) of any Subsidiary of the Guarantor owing to any other Subsidiary of the Guarantor.


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                  (c)      Section 1 - "Subsidiary". The definition of
"Subsidiary" in Section 1 is hereby amended by deleting the last sentence of such definition in its entirety and replacing it with the following sentence:

                  Notwithstanding any other provision of this Agreement to the contrary, except as expressly provided herein, the term "Subsidiary" or "Subsidiaries" shall exclude the following entities (each of which is referred to herein as an "Owned Dealer Affiliate"): (i) each of New Tangram, LLC, Office Environments of New England, LLC, Texas Wilson Office Products, LLP, Lincoln Office LLC and Jupiter I, L.L.C. for so long as (x) in the case of New Tangram, LLC, Lincoln Office LLC and Jupiter I, L.L.C., such entity retains the characteristics of an Owned Dealer Affiliate set forth in the immediately succeeding clause (ii) (unless the Lender otherwise consents) and (y) in the case of Office Environments of New England, LLC and Texas Wilson Office Products, LLP, each such entity retains the characteristics of an Owned Dealer Affiliate set forth in the immediately succeeding clauses (ii)(A) and (ii)(B) (unless the Lender otherwise consents), and (ii) any other entity (A) of which the Guarantor owns, directly or indirectly, a majority of the voting interests of such entity or exercises management control, (B) which was formed or acquired to facilitate the restructuring, consolidation or sale of an entity that is an authorized Steelcase dealer, (C) the management of which has the right to buy out such entity's shares over time and (D) the financial results of which are not incorporated in the Guarantor's consolidated financial statements or, if such entity's financial results are incorporated in the Guarantor's consolidated financial statements, the net income attributable to such entity is subtracted from the Guarantor's consolidated financial results.

                  (d) Section 1 - "Capital Expenditures" and "Consolidated Net Worth". Section 1 is hereby further amended by deleting the definitions of "Capital Expenditures" and "Consolidated Net Worth".

                  (e) Section 10.1.1 Section 10.1.1 is hereby amended by deleting clause (vii)(B) in its entirety and inserting the following new clause
(vii)(B):

                  "(B) Liens on the capital stock of any Subsidiary securing Debt of the Guarantor or any Subsidiary in favor of JPMorgan Chase Bank, N.A., as administrative agent (the "Administrative Agent"), with respect to that certain Credit Agreement dated as of July 26, 2005 among Guarantor, the financial institutions party thereto, the Administrative Agent, Bank of America, N.A. and BNP Paribas, as co-syndication agents and Fifth Third Bank and Societe Generale, as co-documentation agents, as the same may be amended, restated supplemented or modified from time to time; and"

                  (f) Section 10.2.1. Section 10.2.1 is hereby deleted in its entirety and replaced with "[Intentionally omitted]".


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                  (g)      Section 10.2.2. Section 10.2.2 is hereby deleted in
its entirety and replaced with the following new Section 10.2.2:

                  "10.2.2 Maximum Debt Ratio. The Guarantor shall not permit the ratio (the "Debt Ratio") of (i) Debt of the Guarantor and its consolidated Subsidiaries (including for this purpose any consolidated Owned Dealer Affiliate) to (ii) Adjusted EBITDA to be greater than 3.00 to 1.00 as of the end of each fiscal quarter of the Guarantor.

                  The Debt Ratio shall be calculated, upon relevant financial statements becoming publicly available, as of the last day of each fiscal quarter of the Guarantor based upon (a) for Debt, Debt as of the last day of each such fiscal quarter and (b) for Adjusted EBITDA, the actual amount for the four (4) most recently completed fiscal quarters."

                  (h) Section 10.2.3. Section 10.2.3 is hereby deleted in its entirety and replaced with the following new Section 10.2.3:

                  "10.2.3 Minimum Interest Coverage Ratio. The Guarantor shall not permit the ratio (the "Interest Coverage Ratio") of (i) Adjusted EBITDA to (ii) interest expense of the Guarantor and its consolidated Subsidiaries (including for this purpose any consolidated Owned Dealer Affiliate) to be less than 4.00 to
                  1.00 as of the end of each fiscal quarter of the Guarantor.

                  The Interest Coverage Ratio shall be calculated, upon relevant financial statements becoming publicly available, as of the last day of each fiscal quarter of the Guarantor based upon, for Adjusted EBITDA and interest expense, the actual amount for the four (4) most recently completed fiscal quarters; provided, that to the extent otherwise required or elected hereunder, the Interest Coverage Ratio shall be calculated, with respect to any acquisition made by the Guarantor or any of its Subsidiaries on a pro forma basis acceptable to the Lender, but without giving effect to any projected synergies resulting from such acquisition."

                  (i) Section 12.1.6. Section 12.1.6 is hereby amended to replace "$25,000,000" with "$35,000,000".


                  (j) Section 12.1.8. Section 12.1.8(b) is hereby amended by replacing the reference to "US$5,000,000" with "US$35,000,000".


         3. Representations and Warranties. In order to induce the Lender to enter into this Amendment, each of the Borrower and the Guarantor hereby represents and warrants to the Lender that:

                  (a) Power; Authority. It is validly existing in the jurisdiction in which it has been organized; it has the power and authority to enter into this Amendment; and this Amendment constitutes its legal, valid and binding obligations and is enforceable against it in accordance with its terms.


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                  (b)      No Default. After giving effect to this Amendment, no
Event of Default shall have occurred and be continuing.

         4. Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon the Borrower delivering to the Lender this Amendment executed by the Borrower, the Guarantor and the Lender.

         5. Ratification. Each of the Guaranty and, except as specifically amended hereby, the Loan Agreement shall remain unchanged and continue in full force and effect and the Borrower and the Guarantor hereby ratify and confirm the Guaranty and the Loan Agreement, as amended hereby. After the execution of this Amendment by all parties, any references to the "Loan Agreement" or the "Agreement" in the Loan Agreement, the Note, the Guaranty, the Participation Agreement or any other document in connection therewith shall be to the Loan Agreement, as amended hereby.

         6.       Miscellaneous.

                  (a) Successors and Assigns. This Amendment shall be binding upon and shall be enforceable by the Borrower, the Lender and their respective permitted successors and assigns; provided that the Borrower shall have no right to assign or transfer its rights or obligations hereunder without the prior written consent of the Lender. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Borrower and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

                  (b) Entire Agreement. This Amendment and all documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understandings with respect to this Amendment.

                  (c) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (d) Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

                  (e) Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                  (f) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (including without limitation


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Sections 5-1401 and 5-1402 of the New York General Obligations Law) without giving effect to the principles of conflicts of law.


                            [signature page follows]


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         IN WITNESS WHEREOF, this Sixth Amendment to Loan Agreement has been duly executed as of the date first written above.


                                        STEELCASE SAS,
                                        as Borrower



                                        By: /s/ Yvan Stehly
                                           ----------------
                                        Name:  Yvan Stehly
                                        Title: President


                                        STEELCASE INC.,
                                        as Guarantor



                                        By: /s/ Gary P. Malburg
                                           ----------------------------
                                        Name:  Gary P. Malburg
                                        Title: V.P. Finance & Treasurer


                                        SOCIETE GENERALE,
                                        as Lender



                                        By: /s/ Milissa Goeden
                                           -------------------
                                        Name:  Milissa Goeden
                                        Title: Vice President